As filed with the Securities and Exchange Commission on December 5, 2005

Registration No. 333-3456

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

COST PLUS, INC.

(Exact name of registrant as specified in its charter)

California	94-1067973
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 4th Street, Oakland, California	94607
(Address of Principal Executive Offices)	(Zip Code)

THIRD AMENDED AND RESTATED 1988 STOCK OPTION PLAN

1994 STOCK OPTION PLAN

1995 STOCK OPTION PLAN

1996 DIRECTOR OPTION PLAN

1996 EMPLOYEE STOCK PURCHASE PLAN

John J. Luttrell

Executive Vice President and Chief Financial Officer

Cost Plus, Inc.

200 4th Street

Oakland, CA 94607

(Name and address of agent for service)

(510) 893-7300

(Telephone number, including area code, of agent for service)

Copies to:

Henry P. Massey, Jr., Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE*

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

*	The Registration Fee was previously calculated and paid in connection with the filing of the Registration Statement on April 5, 1996 (File No. 333-3456).

No Exhibits are filed with this Post-Effective Amendment.

EXPLANATORY NOTE

Introduction

Cost Plus, Inc. registered an aggregate of 1,113,924 shares of its common stock under its Third Amended and Restated 1988 Stock Option Plan, 1994 Stock Option Plan, 1995 Stock Option Plan, 1996 Director Option Plan (together, the “Plans”), and 1996 Employee Stock Purchase Plan (the “ESPP”) on Form S-8 (File No. 333-3456) filed with the Securities and Exchange Commission on April 5, 1996 (the “1996 Registration Statement”). The registered shares consisted of three categories, as follows: (i) 742,182 shares issuable upon exercise of outstanding options as of the date of the 1996 Registration Statement under the Third Amended and Restated 1988 Stock Option Plan, 1994 Stock Option Plan, 1995 Stock Option Plan and 1996 Director Option Plan; (ii) 71,742 shares issuable upon exercise of options that had not yet been granted under the 1995 Stock Option Plan and 1996 Director Option Plan as of the date of the 1996 Registration Statement: and (iii) 300,000 shares issuable under the ESPP.

The registrant subsequently effected 3-for-2 splits of its common stock on March 12, 1999 and October 12, 1999. The additional shares that became issuable by reason of such stock splits were covered under the 1996 Registration Statement pursuant to Rule 416(a) of the Securities Act of 1933, as amended.

Deregistration of Certain Shares

The registrant terminated the ESPP as of July 29, 2005, leaving a total of 510,423 unissued shares (as adjusted for stock splits) of common stock under the ESPP. This Post-Effective Amendment No. 1 is being filed to deregister the 510,423 shares of Cost Plus, Inc.’s common stock reserved for issuance under the ESPP that have not yet been issued. The shares of common stock reserved under the other Plans are not being deregistered and remain subject to issuance under the Plans.

Accordingly, Cost Plus, Inc. hereby withdraws from registration under the 1996 Registration Statement on Form S-8 the 510,423 shares of its common stock that have not been and will not be issued under the ESPP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Cost Plus, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on December 5, 2005.

COST PLUS, INC.

By:	/s/ JOHN J. LUTTRELL
John J. Luttrell
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry J. Feld and John J. Luttrell, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ BARRY J. FELD (Barry J. Feld)	Chief Executive Officer, President and Director (Principal Executive Officer)	December 5, 2005

/s/ JOHN J. LUTTRELL (John J. Luttrell)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 5, 2005

/s/ JOSEPH H. COULOMBE (Joseph H. Coulombe)	Director	December 5, 2005

/s/ DANNY W. GURR (Danny W. Gurr)	Director	December 5, 2005

/s/ KIM D. ROBBINS (Kim D. Robbins)	Director	December 5, 2005

/s/ FREDRIC M. ROBERTS (Fredric M. Roberts)	Chairman and Director	December 5, 2005

/s/ THOMAS D. WILLARDSON (Thomas D. Willardson)	Director	December 5, 2005